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                                                                   EXHIBIT 10.16

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

            AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "AGREEMENT") made as of the 19th day of October, 2001 between MSDW 745, LLC, a Delaware limited liability company, having an address at 1633 Broadway, New York, N.Y. 10036 ("SELLER") and LB 745 LLC, a Delaware limited liability company, having an address at 101 Hudson Street, Jersey City, New Jersey 07302 ("PURCHASER").

                              W I T N E S S E T H :
                              - - - - - - - - - -


      WHEREAS, Purchaser and Seller entered into a Purchase and Sale Agreement dated as of October 19, 2001(the "PSA"); and

      WHEREAS, Purchaser and Seller desire to amend the PSA as set for herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

      Section 4 of the PSA is deleted in its entirety and the following is substituted in its place and stead:

            "4.   PURCHASE PRICE AND DEPOSIT.

            The purchase price to be paid by Purchaser to Seller for the Property (the "PURCHASE PRICE") is Seven Hundred Forty Eight Million Dollars ($748,000,000). The Purchase Price shall be allocated between: (a) Ground Leasehold - $458,852,685, (b) Building and Interior Improvements - $153,947,315 and (c) FF&E - $135,200,000. The Purchase Price shall be payable as follows:

                  (a) Simultaneously with the execution of this Agreement by Purchaser, Purchaser is delivering directly to Fried, Frank, Harris, Shriver & Jacobson, as escrow agent ("ESCROW AGENT") by wire transfer the amount of One Hundred Million Dollars ($100,000,000) (the "DEPOSIT"). The Deposit shall be held in an interest bearing escrow account by Escrow Agent in accordance with an escrow agreement between Seller, Purchaser and Escrow Agent, executed simultaneously herewith. The Deposit shall be delivered by Escrow Agent to Seller or Purchaser as hereinafter provided in this Agreement and the Escrow Agreement. All references in this Agreement to the Deposit shall mean the Deposit and all interest accrued thereon.

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                  (b) At the Closing, Escrow Agent shall deliver the Deposit to
      Seller (it being understood that any interest on the Deposit shall not be credited to the Purchase Price) and Purchaser shall deliver the balance of the Purchase Price as follows:

                        (i) $619,500,000, subject to adjustment as provided in
      ARTICLE 7 to Seller; and

                        (ii) $28,500,000 to Escrow Agent, or such other party agreed to by the parties, as escrow agent, to be held and disbursed pursuant to the Agreement as to Post Closing Obligations, attached hereto as EXHIBIT 15 (the "POST CLOSING AGREEMENT").

                  (c) All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer of immediately available federal funds for credit to such bank account or accounts specified by Seller, and divided into such amounts as may be required to consummate the transactions contemplated by this Agreement.

                  As used in this Agreement, the term "BUSINESS DAY" shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

                  (d) Except as otherwise specified in Sections 6(b), 12(a)(ii), 13(a)(ii) and 20(b) of this Agreement, the Deposit shall be non-refundable. The provisions of this Section 4(d) shall survive the termination of this Agreement."

      Except as herein modified, the PSA is in full force and effect.


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      IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the day and year first above written.

                              SELLER:
                              MSDW 745, LLC

                              By:  MS Financing, Inc.


                                 By: /s/ Nan Molofsky
                                    --------------------------
                                    Name: Nan Molofsky
                                    Title:  Vice President


                              PURCHASER:
                              LB 745 LLC

                              By: /s/ Mark Marcucci
                                 -----------------------------
                                 Mark Marcucci
                                 Authorized Signatory